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                                                                   Exhibit 5.1

September 27, 2006

Granahan McCourt Acquisition Corporation
179 Stony Brook Road
Hopewell, NJ 08525

RE: INITIAL PUBLIC OFFERING OF UNITS

Dear Sir or Madam:

We have acted as counsel to Granahan McCourt Acquisition Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1, as amended (the "Registration
Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Registration Statement covers the registration of (i) 17,968,750 units (the "Units") issuable to the public, each Unit consisting of (a) one share of the Company's common stock, $.0001 par value per share (the "Common Stock"), and (b) one warrant to purchase one share of Common Stock at an exercise price of $6.00 per share (the "Public Warrants"), (ii) an option (the "Purchase Option") to purchase 781,250 units (the "Purchase Option Units") issued to Deutsche Bank Securities Inc. (the "Underwriter"), each Purchase Option Unit consisting of (a) one share of Common Stock and (b) one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share (the "Purchase Option Warrants," and together with the Public Warrants, the "Warrants"), (iii) the Purchase Option Units issuable upon exercise of the Purchase Option, (iv) all shares of Common Stock and all Warrants issued as part of the Units and the Purchase Option Units and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units and Purchase Option Units.

In connection with this opinion, we have examined originals or copies of the following documents (the "Transaction Documents"):

     (a) the Registration Statement;

     (b) the Purchase Option;

     (c) the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company as warrant agent (the "Warrant Agent");

     (d) the Warrants; and

     (e) such other documents as we have deemed necessary or appropriate to enable us to render the opinion expressed below.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In our examination, we have assumed (i) the genuineness of all signatures, the conformity to the originals of all documents reviewed

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Granahan McCourt Acquisition Corporation.
September 27, 2006
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by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document; and (ii) that the Warrant Agreement is a legal and binding obligation of the Warrant Agent. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon the certificates of officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion. This opinion is limited solely to the federal laws of the United States, the Delaware General Corporation Law, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and, as to the Warrants and the Purchase Option constituting valid and legally binding obligations of the Company, solely to the laws of the State of New York. Our opinion is based on these laws as in effect on the effective date of the Registration Statement.

We note that certain of the Transaction Documents contain provisions stating that they are to be governed by the laws of the State of New York (each contractual choice of law clause being referred to as a "Chosen-Law Provision"). Except to the extent that such a Chosen-Law Provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court, or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen-Law Provision or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents.

We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to or constituting waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process.

Based upon and subject to the foregoing, we are of the opinion that

     1. The Common Stock included in the Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

     2. Each Warrant included in the Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors' rights, and subject
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Granahan McCourt Acquisition Corporation.
September 27, 2006
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        to general equity principles and to limitations on availability of equitable relief, including specific performance.

     3. The Purchase Option, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under the Purchase Option may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     4. The Common Stock, when issued and paid for upon exercise of the Warrants as contemplated by the Warrant Agreement, the Registration Statement and related Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

     5. The Units and the Purchase Option Units, when issued and paid for as contemplated by the Registration Statement and the related Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the related Prospectus.

Sincerely yours,

/s/ BINGHAM McCUTCHEN LLP

BINGHAM McCUTCHEN LLP